Exhibit 99.1

FS Bancorp, Inc. Reports $8.4 Million of Net Income or $1.10 Per Diluted Share for the Fourth Quarter of 2025 and 3.6% Increase in Its Quarterly Dividend

MOUNTLAKE TERRACE, WA – January 21, 2026 – FS Bancorp, Inc. (NASDAQ: FSBW) (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”), today reported net income of $8.4 million, or $1.10 per diluted share for the quarter ended December 31, 2025, compared to $7.4 million, or $0.92 per diluted share, for the comparable quarter one year ago. Net income for 2025 was $33.3 million, or $4.29 per diluted share, compared to $35.0 million, or $4.36 per diluted share, for 2024.

“The Company remains focused on growing both book value and tangible book value, which increased 8.6% and 10.1%, respectively, during 2025. Tangible book value per share (non-GAAP) was $39.65 at December 31, 2025, compared to $36.02 at December 31, 2024.” stated Matthew Mullet, CEO and President of 1st Security Bank.

“Our consistent operating performance and strong capital position continue to support meaningful returns to our shareholders,” stated Joe Adams, CEO of FS Bancorp, Inc. “We are also thankful to our Board of Directors for increasing our fifty-second consecutive quarterly cash dividend by $0.01 to $0.29 per common share.  The quarterly dividend will be paid on February 19, 2026, to shareholders of record as of February 6, 2026,” concluded Adams.

2025 Fourth Quarter and Year End Highlights

●	Net income was $8.4 million for the fourth quarter of 2025, compared to $9.2 million in the previous quarter, and increased from $7.4 million for the comparable quarter one year ago;

●	Net interest margin (“NIM”) was 4.35% for the fourth quarter of 2025, compared to 4.37% in the previous quarter, and 4.31% for the comparable quarter one year ago;

●

Total deposits were $2.67 billion at December 31, 2025, compared to $2.69 billion at September 30, 2025, and increased by $334.2 million, or 14.3%, from $2.34 billion at December 31, 2024. Noninterest-bearing deposits totaled $658.1 million at December 31, 2025, compared to $665.9 million at September 30, 2025, and $638.2 million at December 31, 2024;

●

Loans receivable, net increased $23.6 million, or 0.9%, to $2.62 billion at December 31, 2025, compared to $2.60 billion at September 30, 2025, and increased $121.2 million, or 4.8%, from $2.50 billion at December 31, 2024;

●

Consumer loans, of which 88.1% are home improvement loans, decreased $3.8 million, or 0.6%, to $597.0 million at December 31, 2025, compared to $600.8 million in the previous quarter and decreased $23.2 million, or 3.7% from $620.2 million in the comparable quarter one year ago. During the three months ended December 31, 2025, 84.3% of consumer portfolio originations for home improvement loans had a Fair Isaac Corporation (“FICO”) score above 720;

●	Purchased a 122,000-square-foot building for $16.1 million and intends to sell the Bank's current administrative office as part of a broader effort to centralize headquarters by year-end 2026. Prior to the purchase, the Bank leased 22,000 square feet of the building;

FS Bancorp Q4 Earnings
January 21, 2026

●

Repurchased 46,947 shares of the Company's common stock in the fourth quarter of 2025 at an average price of $40.01 per share with $4.3 million remaining for future purchases under the existing share repurchase plan;

●

Book value per share increased $1.12 to $41.55 at December 31, 2025, compared to $40.43 at September 30, 2025, and increased $3.29 from $38.26 December 31, 2024.  Tangible book value per share (non-GAAP financial measure) increased $1.22 to $39.65 at December 31, 2025, compared to $38.43 at September 30, 2025, and increased $3.63 from $36.02 at December 31, 2024.  See, “Non-GAAP Financial Measures;”

●

Segment reporting in the fourth quarter of 2025, reflected net income of $7.8 million for the Commercial and Consumer Banking segment and $643,000 for the Home Lending segment, compared to $8.4 million and $775,000 in the prior quarter, and $7.4 million and net loss of $39,000 in the fourth quarter of 2024, respectively;

●

Regulatory capital ratios at the Bank were 14.0% for total risk-based capital and 11.0% for Tier 1 leverage capital at December 31, 2025, compared to 14.2% for total risk-based capital and 11.2% for Tier 1 leverage capital at December 31, 2024.

●	Recorded an additional $1.0 million in noninterest income related to death benefits received on bank owned life insurance policies for the fourth quarter of 2025; and

●	Recognized an additional $1.0 million in credit provision related to a single commercial construction relationship during the fourth quarter of 2025.

Segment Reporting

The Company reports two segments: Commercial and Consumer Banking and Home Lending. The Commercial and Consumer Banking segment provides diversified financial products and services to our commercial and consumer customers. These products and services include deposit products; residential, consumer, business and commercial real estate lending portfolios and cash management services. This segment is also responsible for the management of the investment portfolio and other assets of the Bank. The Home Lending segment originates one-to-four-family residential mortgage loans primarily for sale in the secondary markets as well as loans held for investment.

The tables below provide a summary of segment reporting at or for the three months and years ended December 31, 2025 and 2024 (dollars in thousands):

	At or For the Three Months Ended December 31, 2025
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$30,737	$2,885	$33,622
(Provision for) recovery of credit losses	(3,681)	57	(3,624)
Noninterest income (2)	3,386	3,001	6,387
Noninterest expense (3)	(20,878)	(5,195)	(26,073)
Income before provision for income taxes	9,564	748	10,312
Provision for income taxes	(1,787)	(105)	(1,892)
Net income	$7,777	$643	$8,420
Total average assets for period ended	$2,552,509	$649,443	$3,201,952
Full-time employees ("FTEs")	462	118	580

FS Bancorp Q4 Earnings
January 21, 2026

	At or For the Three Months Ended December 31, 2024
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$28,555	$2,559	$31,114
(Provision for) recovery of credit losses	(1,597)	75	(1,522)
Noninterest income (2)	2,308	2,302	4,610
Noninterest expense (3)	(19,365)	(4,986)	(24,351)
Income (loss) before provision for income taxes	9,901	(50)	9,851
(Provision) benefit for income taxes	(2,480)	11	(2,469)
Net income (loss)	$7,421	$(39)	$7,382
Total average assets for period ended	$2,383,885	$606,826	$2,990,711
FTEs	447	115	562

	At or For the Year Ended December 31, 2025
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$119,134	$11,272	$130,406
Provision for credit losses	(9,001)	(545)	(9,546)
Noninterest income (2)	10,007	12,270	22,277
Noninterest expense (3)	(81,501)	(20,516)	(102,017)
Income before provision for income taxes	38,639	2,481	41,120
Provision for income taxes	(7,305)	(469)	(7,774)
Net income	$31,334	$2,012	$33,346
Total average assets for period ended	$2,487,033	$647,642	$3,134,675
FTEs	462	118	580

	At or For the Year Ended December 31, 2024
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$113,304	$9,801	$123,105
Provision for credit losses	(5,393)	(118)	(5,511)
Noninterest income (2)	9,227	12,329	21,556
Noninterest expense (3)	(77,615)	(19,954)	(97,569)
Income before provision for income taxes	39,523	2,058	41,581
(Provision) benefit for income taxes	(6,733)	176	(6,557)
Net income	$32,790	$2,234	$35,024
Total average assets for period ended	$2,373,295	$591,236	$2,964,531
FTEs	447	115	562

________________________

(1)

Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to the other segment. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of assigned liabilities to fund segment assets.

(2)

Noninterest income includes activity from certain residential mortgage loans that were initially originated for sale and measured at fair value and subsequently transferred to loans held for investment. Gains and losses from changes in fair value for these loans are reported in earnings as a component of noninterest income. For the three months and year ended December 31, 2025, the Company recorded a net increase in fair value of $65,000 and $534,000, respectively, as compared to a net decrease in fair value of $396,000 and a net increase in fair value of $52,000 for the three months and year ended December 31, 2024, respectively.  As of December 31, 2025 and 2024, there were $13.2 million and $12.7 million, respectively, in residential mortgage loans recorded at fair value as they were previously transferred from loans held for sale to loans held for investment.

(3)

Noninterest expense includes allocated overhead expense from general corporate activities. Allocation is determined based on a combination of segment assets and FTEs. For the three months and years ended December 31, 2025 and 2024, the Home Lending segment included allocated overhead expenses of $1.9 million and $7.4 million, compared to $1.8 million and $6.6 million for the same periods in 2024, respectively.

FS Bancorp Q4 Earnings
January 21, 2026

Asset Summary

The following table presents the components and changes in total assets as of the dates indicated.

ASSETS				Linked Quarter		Prior Year
(Dollars in thousands)	December 31,	September 30,	December 31,	Change		Quarter Change
	2025	2025	2024	$	%	$	%
Cash and due from banks	$13,504	$12,391	$19,280	$1,113	9%	$(5,776)	(30)%
Interest-bearing deposits at other financial institutions	14,715	48,889	12,355	(34,174)	(70)	2,360	19
Total cash and cash equivalents	28,219	61,280	31,635	(33,061)	(54)	(3,416)	(11)
Certificates of deposit at other financial institutions	—	—	1,727	—	—	(1,727)	NM
Securities available-for-sale, at fair value	288,667	311,695	281,175	(23,028)	(7)	7,492	3
Securities held-to-maturity, net	33,224	31,386	8,455	1,838	6	24,769	293
Loans held for sale, at fair value	43,705	38,579	27,835	5,126	13	15,870	57
Loans receivable, net	2,623,172	2,599,601	2,501,951	23,571	1	121,221	5
Accrued interest receivable	14,614	15,122	13,881	(508)	(3)	733	5
Premises and equipment, net	44,065	32,444	29,756	11,621	36	14,309	48
Long-lived assets held for sale	3,258	—	—	3,258	—	3,258	—
Operating lease right-of-use	5,789	6,832	5,378	(1,043)	(15)	411	8
Federal Home Loan Bank stock, at cost	7,971	7,975	15,621	(4)	—	(7,650)	(49)
Deferred tax asset, net	6,993	6,767	7,059	226	3	(66)	(1)
Bank owned life insurance (“BOLI”), net	36,249	38,531	38,528	(2,282)	(6)	(2,279)	(6)
MSRs, held at the lower of cost or fair value	8,608	8,506	9,204	102	1	(596)	(6)
Goodwill	3,592	3,592	3,592	—	—	—	—
Core deposit intangible, net	10,518	11,284	13,710	(766)	(7)	(3,192)	(23)
Other assets	38,203	35,231	39,670	2,972	8	(1,467)	(4)
TOTAL ASSETS	$3,196,847	$3,208,825	$3,029,177	$(11,978)	—%	$167,670	6%

During the three months ended December 31, 2025, the Company purchased an office building for $16.1 mi1lion. The Company's existing headquarters building was reclassified from premises and equipment, net, to long-lived assets held for sale, at $3.3 million, representing the lower of its carrying value or fair value. No impairment was recorded upon transfer to the held for sale classification. The Company plans to centralize all corporate departments into the new office building by the end of 2026.  The costs of the centralization, including potential renovations, furniture, and IT infrastructure, are expected to be funded from cash on hand, and are not anticipated to materially impact the Company's capital position.

FS Bancorp Q4 Earnings
January 21, 2026

LOAN PORTFOLIO								Prior
(Dollars in thousands)							Linked	Year
COMMERCIAL							Quarter	Quarter
REAL ESTATE	December 31, 2025		September 30, 2025		December 31, 2024		$	$
("CRE") LOANS	Amount	Percent	Amount	Percent	Amount	Percent	Change	Change
CRE owner occupied	$176,078	6.6%	$170,714	6.5%	$170,396	6.7%	$5,364	$5,682
CRE non-owner occupied	177,113	6.7	172,713	6.6	174,921	6.9	4,400	2,192
Commercial and speculative construction and development	354,130	13.3	326,684	12.4	280,798	11.1	27,446	73,332
Multi-family	262,150	9.9	262,578	10.0	245,222	9.7	(428)	16,928
Total CRE loans	969,471	36.5	932,689	35.5	871,337	34.4	36,782	98,134

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	628,761	23.7	629,712	23.9	617,322	24.4	(951)	11,439
Home equity	88,271	3.3	86,895	3.3	75,147	3.0	1,376	13,124
Residential custom construction	42,329	1.6	53,296	2.0	49,902	2.0	(10,967)	(7,573)
Total residential real estate loans	759,361	28.6	769,903	29.2	742,371	29.4	(10,542)	16,990

CONSUMER LOANS
Indirect home improvement	525,842	19.8	527,597	20.1	541,946	21.4	(1,755)	(16,104)
Marine	68,115	2.6	70,220	2.7	74,931	2.9	(2,105)	(6,816)
Other consumer	3,029	0.1	2,962	0.1	3,304	0.1	67	(275)
Total consumer loans	596,986	22.5	600,779	22.9	620,181	24.4	(3,793)	(23,195)

COMMERCIAL BUSINESS LOANS
Commercial and industrial (“C&I”)	301,111	11.3	311,173	11.8	287,014	11.3	(10,062)	14,097
Warehouse lending	28,180	1.1	15,113	0.6	12,918	0.5	13,067	15,262
Total commercial business loans	329,291	12.4	326,286	12.4	299,932	11.8	3,005	29,359
Total loans receivable, gross	2,655,109	100.0%	2,629,657	100.0%	2,533,821	100.0%	25,452	121,288

Allowance for credit losses ("ACL") on loans	(31,937)		(30,056)		(31,870)		(1,881)	(67)
Total loans receivable, net	$2,623,172		$2,599,601		$2,501,951		$23,571	$121,221

Total loans receivable, gross increased $25.5 million to $2.66 billion during the fourth quarter of 2025, primarily as a result of a $27.4 million increase in commercial and speculative construction and development loans, led by speculative residential projects.

FS Bancorp Q4 Earnings
January 21, 2026

A breakdown of CRE loans, excluding multi-family and construction and development loans, at the dates indicated were as follows:

(Dollars in thousands)
CRE by Type:	December 31, 2025	September 30, 2025	December 31, 2024
CRE non-owner occupied:
Office	$44,429	$42,537	$39,697
Retail	36,387	36,827	36,568
Hospitality/restaurant	24,848	25,798	27,562
Self-storage	18,924	19,001	19,111
Mixed use	18,903	18,663	17,721
Industrial	14,263	14,352	15,125
Senior housing/assisted living	7,329	7,390	7,565
Other	7,729	3,632	6,631
Land	1,887	2,072	2,421
Education/worship	2,414	2,441	2,520
Total CRE non-owner occupied	177,113	172,713	174,921
CRE owner occupied:
Industrial	75,347	77,059	67,064
Office	30,311	31,981	42,223
Retail	24,248	17,399	20,718
Hospitality/restaurant	7,583	7,675	10,396
Other	10,492	10,521	8,612
Car wash	4,412	4,430	—
Automobile related	7,111	7,164	7,325
Mixed use	7,831	4,622	5,616
Agriculture	4,136	4,347	3,834
Education/worship	4,607	5,516	4,608
Total CRE owner occupied	176,078	170,714	170,396
Total	$353,191	$343,427	$345,317

The following table includes CRE loans, presented in the table above, repricing or maturing within the next two years, excluding loans that reprice simultaneously with changes to the prime rate:

(Dollars in										Current
thousands)	For the Quarter Ended									Weighted
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,		Average
CRE by type:	2026	2026	2026	2026	2027	2027	2027	2027	Total	Rate
Agriculture	$805	$—	$266	$—	$—	$—	$—	$—	$1,071	6.20%
Apartment	959	14,534	7,988	16,133	27,768	18,056	4,136	12,405	101,979	5.91
Auto–related	202	—	—	—	—	—	—	—	202	5.75
Hotel / hospitality	—	415	110	—	102	—	—	—	627	4.88
Industrial	394	577	1,532	—	13,266	3,312	5,717	5,261	30,059	5.72
Mixed use	2,107	—	—	374	—	—	—	3,246	5,727	6.88
Office	—	1,603	546	7,583	2,812	—	7,499	3,887	23,930	5.25
Other	476	1,205	2,414	2,333	—	1,991	328	—	8,747	5.35
Retail	218	3,394	—	3,349	2,966	2,352	7,457	—	19,736	4.67
Senior housing and assisted living	2,113	—	—	—	—	1,354	—	—	3,467	4.76%
Total	$7,274	$21,728	$12,856	$29,772	$46,914	$27,065	$25,137	$24,799	$195,545

FS Bancorp Q4 Earnings
January 21, 2026

A breakdown of construction and development loans at the dates indicated were as follows:

(Dollars in thousands)	December 31, 2025		September 30, 2025		December 31, 2024
CRE Construction Types:	Amount	Percent	Amount	Percent	Amount	Percent
Commercial construction – retail	$8,452	2.1%	$8,445	2.2%	$8,079	2.4%
Commercial construction – office	9,236	2.3	9,150	2.4	4,979	1.5
Commercial construction – self storage	22,437	5.7	18,701	4.9	13,480	4.1
Commercial construction – hotel	9,404	2.4	6,147	1.6	—	—
Multi-family	37,403	9.4	29,751	7.8	30,945	9.4
Custom construction – single family residential and single family manufactured residential	32,451	8.2	44,298	11.7	42,040	12.7
Custom construction – land, lot and acquisition and development	9,878	2.5	8,998	2.4	7,862	2.4
Speculative residential construction – land, lot and acquisition and development	42,000	10.6	36,668	9.6	42,934	13.0
Speculative residential construction – vertical	225,198	56.8	217,822	57.4	180,381	54.5
Total	$396,459	100.0%	$379,980	100.0%	$330,700	100.0%

Originations of one-to-four-family loans to purchase and to refinance a home for the periods indicated were as follows:

(Dollars in									Prior Year
thousands)	For the Three Months Ended						Linked Quarter		Quarter
	December 31, 2025		September 30, 2025		December 31, 2024		$	%	$	%
	Amount	Percent	Amount	Percent	Amount	Percent	Change	Change	Change	Change
Purchase	$158,992	72.6%	$155,910	88.8%	$129,232	83.2%	$3,082	2.0%	$29,760	23.0%
Refinance	60,153	27.4	19,714	11.2	26,116	16.8	40,439	205.1	34,037	130.3
Total	$219,145	100.0%	$175,624	100.0%	$155,348	100.0%	$43,521	24.8%	$63,797	41.1%

(Dollars in thousands)	For the Year Ended December 31,
	2025		2024
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$604,842	81.8%	$626,937	87.6%	$(22,095)	(3.5)%
Refinance	134,150	18.2	88,662	12.4	45,488	51.3
Total	$738,992	100.0%	$715,599	100.0%	$23,393	3.3%

During the quarter ended December 31, 2025, the Company sold $180.1 million of one-to-four-family loans compared to $156.4 million during the previous quarter and $138.9 million during the same quarter one year ago. The increase in the volume of loans sold during the current quarter compared to the prior quarter was primarily due to decreases in market rates between periods. Gross margins on home loan sales decreased to 3.08% for the quarter ended December 31, 2025, compared to 3.14% in both the previous quarter and in the same quarter one year ago. Gross margins are defined as the margin on loans sold (cash sales) without the impact of deferred costs.

FS Bancorp Q4 Earnings
January 21, 2026

Liabilities and Equity Summary

The following table summarizes the components and changes in deposits, borrowings, stockholders’ equity, and book value per common share at the dates indicated.

(Dollars in thousands)							Linked	Prior Year
DEPOSITS	December 31, 2025		September 30, 2025		December 31, 2024		Quarter	Quarter
Transactional deposits:	Amount	Percent	Amount	Percent	Amount	Percent	$ Change	$ Change
Noninterest-bearing checking	$647,197	24.3%	$648,661	24.1%	$627,679	26.8%	$(1,464)	$19,518
Interest-bearing checking:
Retail deposits	195,275	7.3	199,527	7.4	176,561	7.5	(4,252)	18,714
Brokered deposits	140,174	5.2	—	—	—	—	140,174	140,174
Total interest-bearing checking	335,449	12.5	199,527	7.4	176,561	7.5	135,922	158,888
Escrow accounts related to mortgages serviced (1)	10,926	0.4	17,191	0.6	10,479	0.4	(6,265)	447
Subtotal	993,572	37.2	865,379	32.2	814,719	34.8	128,193	178,853
Savings and money market:
Savings	164,056	6.1	167,006	6.2	154,188	6.6	(2,950)	9,868
Money market:
Retail deposits	365,322	13.6	354,082	13.2	341,336	14.6	11,240	23,986
Brokered deposits	20,296	0.8	251	—	279	—	20,045	20,017
Total money market	385,618	14.4	354,333	13.2	341,615	14.6	31,285	44,003
Subtotal	549,674	20.5	521,339	19.4	495,803	21.2	28,335	53,871
Certificates of deposit:
Retail CDs	921,669	34.5	924,925	34.4	874,024	37.4	(3,256)	47,645
Nonretail CDs:
Online CDs	3,423	0.1	3,423	0.1	9,354	0.4	—	(5,931)
Public CDs	3,234	0.1	2,023	0.1	2,394	0.1	1,211	840
Brokered CDs	202,070	7.6	369,403	13.8	143,124	6.1	(167,333)	58,946
Total nonretail CDs	208,727	7.8	374,849	14.0	154,872	6.6	(166,122)	53,855
Subtotal	1,130,396	42.3	1,299,774	48.4	1,028,896	44.0	(169,378)	101,500
Total deposits	$2,673,642	100.0%	$2,686,492	100.0%	$2,339,418	100.0%	$(12,850)	$334,224
Borrowings (2)	$129,305		$129,305		$307,806		$—	$(178,501)
Stockholders' equity	$307,694		$300,511		$295,767		$7,183	$11,927
Book value per common share	$41.55		$40.43		$38.26		$1.12	$3.29

FS Bancorp Q4 Earnings
January 21, 2026

_______________________

(1)	Primarily noninterest-bearing accounts based on applicable state law.
(2)	Comprised of FHLB advances and Federal Reserve Bank borrowings.

At December 31, 2025, the Bank had uninsured deposits of approximately $718.1 million, compared to approximately $694.4 million in September 30, 2025, and approximately $652.7 million at December 31, 2024.  The uninsured amounts are estimated based on the methodologies and assumptions used for the Bank's regulatory reporting requirements.

In the table above, the linked quarter increase in stockholders’ equity at December 31, 2025, compared to September 30, 2025, was primarily due to net income of $8.4 million and unrealized gain in fair value on securities available for sale of $1.6 million, net of tax, partially offset by dividends paid of $2.1 million. Gains and losses in fair value reflect changes in market interest rates during the period.

The Bank is considered “well capitalized” under the minimum capital requirements established by the Federal Deposit Insurance Corporation (“FDIC”) and the Company exceeded all regulatory capital requirements.  At December 31, 2025, capital ratios presented for the Bank and the Company were as follows:

	At December 31, 2025
	Bank	Company
Total risk-based capital (to risk-weighted assets)	13.96%	14.25%
Tier 1 leverage capital (to average assets)	10.96%	9.66%
CET 1 capital (to risk-weighted assets)	12.73%	11.21%

Credit Quality

The following tables summarize the changes in the ACL on loans, nonperforming loans, and classified loans at the dates indicated.

	For the Quarter Ended			Linked	Prior Year
ACL ON LOANS	December 31,	September 30,	December 31,	Quarter	Quarter
(Dollars in thousands)	2025	2025	2024	$ Change	$ Change
Beginning ACL balance	$30,056	$32,189	$31,232	$(2,133)	$(1,176)
Provision	3,882	1,851	1,621	2,031	2,261
Charge-offs
Indirect	(2,258)	(1,941)	(1,417)	(317)	(841)
Marine	(99)	(55)	(86)	(44)	(13)
Other consumer	(53)	(49)	(25)	(4)	(28)
Commercial construction – office	—	(2,299)	—	2,299	—
Subtotal	(2,410)	(4,344)	(1,528)	1,934	(882)
Recoveries
CRE	2	—	—	2	2
Indirect	403	323	387	80	16
Marine	1	16	8	(15)	(7)
Other	3	12	6	(9)	(3)
C&I	—	9	144	(9)	(144)
Subtotal	409	360	545	49	(136)
Ending ACL balance	$31,937	$30,056	$31,870	$1,881	$67

FS Bancorp Q4 Earnings
January 21, 2026

NONPERFORMING LOANS	For the Quarter Ended			Linked	Prior Year
(Dollars in thousands)	December 31,	September 30,	December 31,	Quarter	Quarter
CRE LOANS	2025	2025	2024	$ Change	$ Change
CRE	$2,049	$2,047	$2,771	$2	$(722)
Commercial and speculative construction and development	9,236	9,150	4,979	86	4,257
Total CRE loans	11,285	11,197	7,750	88	3,535

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	1,778	1,799	164	(21)	1,614
Home equity	390	317	261	73	129
Total residential real estate loans	2,168	2,116	425	52	1,743

CONSUMER LOANS
Indirect home improvement	4,256	3,802	1,677	454	2,579
Marine	454	620	289	(166)	165
Other consumer	2	40	14	(38)	(12)
Total consumer loans	4,712	4,462	1,980	250	2,732

COMMERCIAL BUSINESS LOANS
C&I	580	600	3,445	(20)	(2,865)
Total nonperforming loans	$18,745	$18,375	$13,600	$370	$5,145

The increase in nonaccrual loans year-over-year was partly driven by one commercial construction relationship, which remains in active development. Disbursements on this relationship, net of partial charge-offs of $2.3 million, contributed to a $5.1 million net increase in the nonaccrual balance of these loans compared to the same period last year. These funds were provided for the completion of the projects in order to improve the probability of protecting the collateral value.  Increases in consumer loans and mortgage loan delinquencies also contributed to the rise in nonaccrual loans between the periods.

CLASSIFIED LOANS	For the Quarter Ended			Linked	Prior Year
(Dollars in thousands)	December 31,	September 30,	December 31,	Quarter	Quarter
CRE LOANS	2025	2025	2024	$ Change	$ Change
CRE	$5,496	$5,515	$3,615	$(19)	$1,881
Commercial and speculative construction and development	9,236	9,150	4,979	86	4,257
Total CRE loans	14,732	14,665	8,594	67	6,138

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	3,616	3,646	2,776	(30)	840
Home equity	390	317	261	73	129
Total residential real estate loans	4,006	3,963	3,037	43	969

CONSUMER LOANS
Indirect home improvement	4,256	3,802	1,677	454	2,579
Marine	454	620	289	(166)	165
Other consumer	2	40	14	(38)	(12)
Total consumer loans	4,712	4,462	1,980	250	2,732

COMMERCIAL BUSINESS LOANS
C&I	3,872	3,963	9,288	(91)	(5,416)
Total classified loans	$27,322	$27,053	$22,899	$269	$4,423

FS Bancorp Q4 Earnings
January 21, 2026

Operating Results

Net interest income increased $2.5 million to $33.6 million for the three months ended December 31, 2025, from $31.1 million for the three months ended December 31, 2024, primarily as a result of an increase in interest income on loans receivable, including fees, partially offset by an increase in interest expense. Total interest income for the three months ended December 31, 2025, increased $3.8 million compared to the same period last year, primarily due to an increase of $3.2 million in interest income on loans receivable, including fees. This growth was primarily attributable to new loan growth and variable rate loans repricing higher following increases in market interest rates. Total interest expense increased $1.3 million to $17.2 million for the three months ended December 31, 2025, compared to the same period last year, primarily as a result of growth in interest bearing deposits.

For the year ended December 31, 2025, net interest income increased $7.3 million to $130.4 million, from $123.1 million for the year ended December 31, 2024, as a $12.4 million increase in interest income was partially offset by a $5.1 million increase in interest expense.

NIM increased four basis points to 4.35% for the three months ended December 31, 2025, compared to 4.31% for the same period in the prior year.  For the year ended December 31, 2025, NIM increased three basis points to 4.33% from 4.30% for the year ended December 31, 2024. The increases in NIM for the three months ended and year ended December 31, 2025, compared to the same periods in 2024, were due to higher net interest income as a result of an increase in average interest-earning assets, particularly due to growth in commercial and speculative construction and development loans.

The average total cost of funds, including noninterest-bearing checking, was 2.38% for both the fourth quarter of 2025, and the same quarter of 2024. The unchanged rate reflects a shift in deposit mix, with a higher relative mix of CDs, offset by favorable CD repricing throughout 2025. For the full year, the average cost of funds decreased four basis points to 2.39%, primarily due to growth in noninterest-bearing deposits and favorable deposit repricing on CDs and other interest-bearing deposits. Management remains focused on aligning deposit and liability durations with loan and asset durations where possible.

For the three months and year ended December 31, 2025, the provision for credit losses on loans was $3.9 million and $9.0 million, compared to $1.6 million and $5.6 million, for the three months and year ended December 31, 2024, respectively.  The increase in provision for credit losses on loans reflects a specific credit provision of $1.0 million on a single commercial construction relationship for the three months ended December 31, 2025, and relatively higher consumer loan charge-offs and organic loan growth between the periods.

During the three months ended December 31, 2025, net charge-offs increased $1.0 million to $2.0 million, compared to $983,000 in the same period last year.  The increase primarily reflected higher net charge-offs of $824,000 in indirect home improvement loans, $144,000 in commercial business loans and $33,000 in other loans. For the year ended December 31, 2025, net charge-offs increased $3.6 million to $8.9 million, compared to $5.3 million in 2024. The year-over-year increase was primarily due to a $2.3 million partial charge-off of a commercial construction loan reflecting the expected loss on the project, along with $2.1 million in increased net charge-offs in indirect home improvement loans.  These increases were partially offset by decreases in charge-offs of C&I loans of $551,000 and marine loans of $292,000. Management attributes the increase in net charge-offs over the year primarily to economic volatility, as well as a single commercial construction charge-off driven by project-specific factors. Management recorded an additional $1.0 million in credit provision on the same project for the three months ended December 31, 2025.

FS Bancorp Q4 Earnings
January 21, 2026

Total noninterest income increased $1.8 million to $6.4 million, for the three months ended December 31, 2025, from $4.6 million for the three months ended December 31, 2024. The increase was primarily due to mortality proceeds on bank owned life insurance policies, which contributed $1.0 million, along with other miscellaneous noninterest income.  Total noninterest income increased $721,000 to $22.3 million for the year ended December 31, 2025, from $21.6 million for the year ended December 31, 2024. This increase was primarily the result of a $2.4 million increase in other noninterest income, primarily due to the $1.2 million bank owned life insurance mortality income and a $473,000 increase from increases in fair value on retained loans, partially offset by a $900,000 decrease in service charges and fee income, a $277,000 decrease in gain on sale of loans, and a net decrease of $520,000 from no activity in gains on sale of MSRs and investment securities, compared to an $8.4 million net gain on sale of MSRs, partially offset by a $7.8 million loss on sale of investment securities in 2024.

Noninterest expense increased $1.7 million to $26.1 million for the three months ended December 31, 2025, from $24.4 million for the three months ended December 31, 2024. The increase in noninterest expense was primarily the result of a $614,000 change in the fair value of MSRs, from a $583,000 recovery in the prior year quarter to a $31,000 impairment, a $572,000 increase in salaries and benefits, primarily driven by increases in salaries and benefits, and a $505,000 increase in operations expense primarily due to increased Washington State business and occupation tax. Noninterest expense increased $4.4 million, to $102.0 million for the year ended December 31, 2025, from $97.6 million for the year ended December 31, 2024. This increase was primarily due to increases of $2.7 million in salaries and benefits and $1.4 million in operations expense, as well as the aforementioned change in the fair value and related impairment of MSRs between periods.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington. The Bank offers a range of loan and deposit services primarily to small- and middle-market businesses and individuals in Washington and Oregon.  It operates through 27 Bank branches, one headquarters office that provides loans and deposit services, and loan production offices in various suburban communities in the greater Puget Sound area, the Kennewick-Pasco-Richland metropolitan area of Washington, also known as the Tri-Cities, and in Vancouver, Washington. Additionally, the Bank services home mortgage customers across the Northwest, focusing on markets in Washington State including the Puget Sound, Tri-Cities and Vancouver.

FS Bancorp Q4 Earnings
January 21, 2026

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements.

Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: adverse impacts to economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels; labor shortages, the effects of inflation, recessionary pressures or slowing economic growth; changes in interest rate levels and volatility, and the timing and pace of such changes, including actions by the Federal Reserve, which could adversely affect the Company's revenues and expenses, the values of it's assets and obligations, and the availability and cost of capital and liquidity; the impact of inflation and monetary and fiscal policy responses thereto and their impact on consumer and business behavior; geopolitical developments and international conflicts including, but not limited to, tensions or instability in Eastern Europe, the Middle East, South America, and Asia, or the imposition of new or increased tariffs and trade restrictions, which may disrupt financial markets, global supply chains, commodity prices, or economic activity in specific industry sectors; the effects of a federal government shutdown, debt ceiling standoff, or other fiscal policy uncertainty; increased competitive pressures, including repricing and competitors' pricing initiatives, and their impact on the Company's market position, loan, and deposit products; adverse changes in the securities markets; the Company’s ability to execute its plans to grow its residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of its indirect home improvement lending; challenges arising from expanding into new geographic markets, products, or services; secondary market conditions for loans and the Company’s ability to originate loans for sale and sell loans in the secondary market; volatility in the mortgage industry; fluctuations in deposits; liquidity issues, including the Company's ability to borrow funds or raise additional capital, if necessary; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment; the ability to adapt to rapid technological changes, including advancements in artificial intelligence, digital banking platforms, and cybersecurity; legislation or regulatory changes, including but not limited to shifts in capital requirements, banking regulation, tax laws or consumer protection laws; vulnerabilities in information systems or third-party service providers, including disruptions, breaches, or attacks; environmental, social and governance goals; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, domestic political unrest and other external events on the Company's business; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with or furnished to the SEC which are available on its website at www.fsbwa.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that the Company makes in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be incorrect because of the inaccurate assumptions the Company might make, because of the factors illustrated above or because of other factors that cannot be foreseen by the Company. Therefore, these factors should be considered in evaluating the forward‑looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and expressly disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

FS Bancorp Q4 Earnings
January 21, 2026

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts) (Unaudited)

				Linked	Prior Year
	December 31,	September 30,	December 31,	Quarter	Quarter
ASSETS	2025	2025	2024	% Change	% Change
	Unaudited	Unaudited	Unaudited
Cash and due from banks	$13,504	$12,391	$19,280	9	(30)
Interest-bearing deposits at other financial institutions	14,715	48,889	12,355	(70)	19
Total cash and cash equivalents	28,219	61,280	31,635	(54)	(11)
Certificates of deposit at other financial institutions	—	—	1,727	—	NM
Securities available-for-sale, at fair value	288,667	311,695	281,175	(7)	3
Securities held-to-maturity, net	33,224	31,386	8,455	6	293
Loans held for sale, at fair value	43,705	38,579	27,835	13	57
Loans receivable, net	2,623,172	2,599,601	2,501,951	1	5
Accrued interest receivable	14,614	15,122	13,881	(3)	5
Premises and equipment, net	44,065	32,444	29,756	36	48
Long-lived assets held for sale	3,258	—	—	—	—
Operating lease right-of-use	5,789	6,832	5,378	(15)	8
Federal Home Loan Bank stock, at cost	7,971	7,975	15,621	—	(49)
Deferred tax asset, net	6,993	6,767	7,059	3	(1)
Bank owned life insurance (“BOLI”), net	36,249	38,531	38,528	(6)	(6)
MSRs, held at the lower of cost or fair value	8,608	8,506	9,204	1	(6)
Goodwill	3,592	3,592	3,592	—	—
Core deposit intangible, net	10,518	11,284	13,710	(7)	(23)
Other assets	38,203	35,231	39,670	8	(4)
TOTAL ASSETS	$3,196,847	$3,208,825	$3,029,177	—	6
LIABILITIES
Deposits:
Noninterest-bearing accounts	$658,123	$665,852	$638,158	(1)	3
Interest-bearing accounts	2,015,519	2,020,640	1,701,260	—	18
Total deposits	2,673,642	2,686,492	2,339,418	—	14
Borrowings	129,305	129,305	307,806	—	(58)
Subordinated notes:
Principal amount	50,000	50,000	50,000	—	—
Unamortized debt issuance costs	(339)	(356)	(406)	(5)	(17)
Total subordinated notes less unamortized debt issuance costs	49,661	49,644	49,594	—	—
Operating lease liability	5,889	6,993	5,556	(16)	6
Other liabilities	30,656	35,880	31,036	(15)	(1)
Total liabilities	2,889,153	2,908,314	2,733,410	(1)	6
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 7,507,519 shares issued and outstanding at December 31, 2025, 7,535,330 at September 30, 2025, and 7,833,014 at December 31, 2024	75	75	78	—	(4)
Additional paid-in capital	43,251	43,907	55,716	(1)	(22)
Retained earnings	280,197	273,882	257,113	2	9
Accumulated other comprehensive loss, net of tax	(15,829)	(17,353)	(17,140)	(9)	(8)
Total stockholders’ equity	307,694	300,511	295,767	2	4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,196,847	$3,208,825	$3,029,177	—	6

FS Bancorp Q4 Earnings
January 21, 2026

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Linked	Prior Year
	December 31,	September 30,	December 31,	Quarter	Quarter
INTEREST INCOME	2025	2025	2024	% Change	% Change
Loans receivable, including fees	$46,876	$46,664	$43,654	—	7
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	3,906	4,309	3,320	(9)	18
Total interest and dividend income	50,782	50,973	46,974	—	8
INTEREST EXPENSE
Deposits	15,228	14,862	13,543	2	12
Borrowings	1,446	1,935	1,831	(25)	(21)
Subordinated notes	486	486	486	—	—
Total interest expense	17,160	17,283	15,860	(1)	8
NET INTEREST INCOME	33,622	33,690	31,114	—	8
PROVISION FOR CREDIT LOSSES	3,624	2,309	1,522	57	138
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	29,998	31,381	29,592	(4)	1
NONINTEREST INCOME
Service charges and fee income	2,233	2,326	2,513	(4)	(11)
Gain on sale of loans	2,169	2,439	1,733	(11)	25
Earnings on cash surrender value of BOLI	261	269	256	(3)	2
Other noninterest income	1,724	560	108	208	1,496
Total noninterest income	6,387	5,594	4,610	14	39
NONINTEREST EXPENSE
Salaries and benefits	14,744	14,415	14,172	2	4
Operations	3,680	3,974	3,175	(7)	16
Occupancy	1,889	1,744	1,821	8	4
Data processing	1,847	1,784	2,252	4	(18)
Loan costs	905	746	781	21	16
Professional and board fees	1,213	1,093	1,038	11	17
FDIC insurance	626	592	490	6	28
Marketing and advertising	372	259	329	44	13
Amortization of core deposit intangible	766	787	876	(3)	(13)
Impairment (recovery) of servicing rights	31	(6)	(583)	(617)	(105)
Total noninterest expense	26,073	25,388	24,351	3	7
INCOME BEFORE PROVISION FOR INCOME TAXES	10,312	11,587	9,851	(11)	5
PROVISION FOR INCOME TAXES	1,892	2,410	2,469	(21)	(23)
NET INCOME	$8,420	$9,177	$7,382	(8)	14
Basic earnings per share	$1.12	$1.20	$0.94	(7)	19
Diluted earnings per share	$1.10	$1.18	$0.92	(7)	20

FS Bancorp Q4 Earnings
January 21, 2026

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

			Year
	Year Ended December 31,		Over Year
INTEREST INCOME	2025	2024	% Change
Loans receivable, including fees	$181,881	$170,857	6
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	15,365	13,980	10
Total interest and dividend income	197,246	184,837	7
INTEREST EXPENSE
Deposits	57,669	53,163	8
Borrowings	7,229	6,627	9
Subordinated note	1,942	1,942	—
Total interest expense	66,840	61,732	8
NET INTEREST INCOME	130,406	123,105	6
PROVISION FOR CREDIT LOSSES	9,546	5,511	73
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	120,860	117,594	3
NONINTEREST INCOME
Service charges and fee income	9,126	10,026	(9)
Gain on sale of loans	8,280	8,557	(3)
Gain on sale of MSRs	—	8,356	NM
Loss on sale of investment securities, net	—	(7,836)	NM
Earnings on cash surrender value of BOLI	1,035	990	5
Other noninterest income	3,836	1,463	162
Total noninterest income	22,277	21,556	3
NONINTEREST EXPENSE
Salaries and benefits	57,781	55,092	5
Operations	14,923	13,529	10
Occupancy	7,129	6,857	4
Data processing	7,812	8,424	(7)
Loan costs	2,918	2,685	9
Professional and board fees	4,648	4,072	14
FDIC insurance	2,310	2,005	15
Marketing and advertising	1,250	1,310	(5)
Amortization of core deposit intangible	3,192	3,633	(12)
Impairment (recovery) of MSRs	54	(38)	(242)
Total noninterest expense	102,017	97,569	5
INCOME BEFORE PROVISION FOR INCOME TAXES	41,120	41,581	(1)
PROVISION FOR INCOME TAXES	7,774	6,557	19
NET INCOME	$33,346	$35,024	(5)
Basic earnings per share	$4.35	$4.48	(3)
Diluted earnings per share	$4.29	$4.36	(2)

FS Bancorp Q4 Earnings
January 21, 2026

KEY FINANCIAL RATIOS AND DATA (Unaudited)

	For the Three Months Ended
	December 31,	September 30,	December 31,
PERFORMANCE RATIOS:	2025	2025	2024
Return on assets (ratio of net income to average total assets) (1)	1.04%	1.14%	0.98%
Return on equity (ratio of net income to average total stockholders' equity) (1)	10.78	11.97	9.88
Yield on average interest-earning assets (1)	6.56	6.61	6.51
Average total cost of funds (1)	2.38	2.41	2.38
Interest rate spread information – average during period	4.18	4.20	4.13
Net interest margin (1)	4.35	4.37	4.31
Operating expense to average total assets (1)	3.23	3.16	3.24
Average interest-earning assets to average interest-bearing liabilities (1)	140.03	140.80	143.27
Efficiency ratio (2)	65.13	64.63	68.16
Common equity ratio (ratio of stockholders' equity to total assets)	9.62	9.37	9.76
Tangible common equity ratio (3)	9.22	8.94	9.25

	For the Year Ended
	December 31,	December 31,
PERFORMANCE RATIOS:	2025	2024
Return on assets (ratio of net income to average total assets)	1.06%	1.18%
Return on equity (ratio of net income to average total stockholders' equity)	10.96	12.22
Yield on average interest-earning assets	6.56	6.46
Average total cost of funds	2.39	2.43
Interest rate spread information – average during period	4.16	4.03
Net interest margin	4.33	4.30
Operating expense to average total assets	3.25	3.29
Average interest-earning assets to average interest-bearing liabilities	141.15	143.92
Efficiency ratio (2)	66.81	67.45

	December 31,	September 30,	December 31,
ASSET QUALITY RATIOS AND DATA:	2025	2025	2024
Nonperforming assets to total assets at end of period (4)	0.59%	0.57%	0.45%
Nonperforming loans to total gross loans (excluding loans HFS) (5)	0.71	0.70	0.54
ACL – loans to nonperforming loans (5)	170.59	163.77	234.55
ACL – loans to total gross loans (excluding loans HFS)	1.20	1.14	1.26

	At or For the Three Months Ended
	December 31,		September 30,		December 31,
PER COMMON SHARE DATA:	2025		2025		2024
Basic earnings per share	$1.12		$1.20		$0.94
Diluted earnings per share	$1.10		$1.18		$0.92
Weighted average basic shares outstanding	7,414,419		7,488,139		7,723,250
Weighted average diluted shares outstanding	7,529,471		7,623,243		7,897,099
Common shares outstanding at end of period	7,404,548	(6)	7,432,359	(7)	7,729,951	(8)
Book value per share using common shares outstanding	$41.55		$40.43		$38.26
Tangible book value per share using common shares outstanding (9)	$39.65		$38.43		$36.02

 ____________________________

(1)	Annualized.

FS Bancorp Q4 Earnings
January 21, 2026

(2)	Total noninterest expense as a percentage of net interest income and total noninterest income.
(3)	Tangible common equity ratio excludes intangible assets. This ratio represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” below.
(4)	Nonperforming assets consist of nonperforming loans (which include nonaccruing loans and accruing loans 90 days or more past due), foreclosed real estate and other repossessed assets.
(5)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.
(6)	Common shares were calculated using shares outstanding of 7,507,519 at December 31, 2025, less 102,971 unvested restricted stock shares.
(7)	Common shares were calculated using shares outstanding of 7,535,330 at September 30, 2025, less 102,971 unvested restricted stock shares.
(8)	Common shares were calculated using shares outstanding of 7,833,014 at December 31, 2024, less 103,063 unvested restricted stock shares.
(9)	Tangible book value per share using outstanding common shares excludes intangible assets. This ratio represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” below.

(Dollars in thousands)	For the Three Months Ended December 31,		For the Year Ended December 31,		QTR Over QTR	YTD Over YTD
Average Balances	2025	2024	2025	2024	$ Change	$ Change
Assets
Loans receivable, net (1)	$2,677,230	$2,533,664	$2,625,703	$2,511,553	$143,566	$114,150
Investment securities - taxable	275,947	196,058	269,747	201,852	79,889	67,895
Investment securities - nontaxable	78,835	77,925	78,499	89,332	910	(10,833)
Interest-bearing deposits and certificates of deposit at other financial institutions	29,045	53,286	24,954	50,741	(24,241)	(25,787)
FHLB stock, at cost	7,984	10,300	9,687	7,579	(2,316)	2,108
Total interest-earning assets	3,069,041	2,871,233	3,008,590	2,861,057	197,808	147,533
Noninterest-earning assets	132,903	119,478	126,083	103,474	13,425	22,609
Total assets	$3,201,944	$2,990,711	$3,134,673	$2,964,531	$211,233	$170,142
Liabilities
Interest-bearing deposit accounts	$2,007,487	$1,772,887	$1,912,139	$1,784,443	$234,600	$127,696
Borrowings	134,637	181,599	169,788	153,926	(46,962)	15,862
Subordinated notes	49,650	49,584	49,625	49,559	66	66
Total interest-bearing liabilities	2,191,774	2,004,070	2,131,552	1,987,928	187,704	143,624
Noninterest-bearing deposit accounts	663,413	652,564	663,505	649,405	10,849	14,100
Other noninterest-bearing liabilities	36,723	36,722	35,494	40,648	1	(5,154)
Total liabilities	$2,891,910	$2,693,356	$2,830,551	$2,677,981	$198,554	$152,570

 ____________________________

(1) Includes loans HFS.

Non-GAAP Financial Measures:

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States (“GAAP”), this earnings release presents non-GAAP financial measures that include tangible book value per share and tangible common equity ratio.  Management believes that providing the Company’s tangible book value per share and tangible common equity ratio is consistent with the capital treatment utilized by the investment community, which excludes intangible assets from the calculation of risk-based capital ratios and facilitates comparison of the quality and composition of the Company's capital over time and to its competitors.  Where applicable, the Company has also presented comparable GAAP information.

These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FS Bancorp Q4 Earnings
January 21, 2026

Reconciliation of the GAAP book value per share and common equity ratio and the non-GAAP tangible book value per share and tangible common equity ratio is presented below.

(Dollars in thousands, except share and per share amounts)	December 31,		September 30,		December 31,
Tangible Book Value Per Share:	2025		2025		2024
Stockholders' equity (GAAP)	$307,694		$300,511		$295,767
Less: goodwill and core deposit intangible, net	(14,110)		(14,876)		(17,302)
Tangible common stockholders' equity (non-GAAP)	$293,584		$285,635		$278,465

Common shares outstanding at end of period	7,404,548	(1)	7,432,359	(2)	7,729,951	(3)

Book value per share (GAAP)	$41.55		$40.43		$38.26
Tangible book value per share (non-GAAP)	$39.65		$38.43		$36.02

Tangible Common Equity Ratio:
Total assets (GAAP)	$3,196,847		$3,208,825		$3,029,177
Less: goodwill and core deposit intangible assets	(14,110)		(14,876)		(17,302)
Tangible assets (non-GAAP)	$3,182,737		$3,193,949		$3,011,875

Common equity ratio (GAAP)	9.62%		9.37%		9.76%
Tangible common equity ratio (non-GAAP)	9.22		8.94		9.25

_______________________

(1)	Common shares were calculated using shares outstanding of 7,507,519 at December 31, 2025, less 102,971 unvested restricted stock shares.
(2)	Common shares were calculated using shares outstanding of 7,535,330 at September 30, 2025, less 102,971 unvested restricted stock shares.
(3)	Common shares were calculated using shares outstanding of 7,833,014 at December 31, 2024, less 103,063 unvested restricted stock shares.

Contacts:
Matthew D. Mullet,
President and Chief Executive Officer
Phillip D. Whittington,
Chief Financial Officer

(425) 771-5299
www.FSBWA.com